                                                                   EXHIBIT 10.10

                                 HOLDCO GUARANTY

                  HOLDCO GUARANTY, dated as of February 4, 2004 (as amended, modified or supplemented from time to time, this "Guaranty"), made by TOWN SPORTS INTERNATIONAL HOLDINGS, INC., a Delaware corporation (the "Guarantor"). Except as otherwise defined herein, capitalized terms used herein and defined in the Credit Agreement (as defined below) shall be used herein as therein defined.

                              W I T N E S S E T H :

                  WHEREAS, Town Sports International, Inc. (the "Borrower"), the lenders from time to time party thereto (the "Lenders") and Deutsche Bank Trust Company Americas, as administrative agent (together with any successor administrative agent, the "Administrative Agent"), have entered into a Credit Agreement, dated as of April 16, 2003 (as amended, modified or supplemented from time to time, the "Credit Agreement"), providing for the making of Loans to, and the issuance of, and participation in, Letters of Credit for the account of, the Borrower as contemplated therein (the Lenders, the Collateral Agent, the Issuing Lenders and the Administrative Agent are herein called the "Lender Creditors");

                  WHEREAS, the Borrower and/or one or more of its Subsidiaries may at any time and from time to time enter into one or more Interest Rate Protection Agreements or Other Hedging Agreements with one or more Lenders or any affiliate thereof (each such Lender or affiliate, even if the respective Lender subsequently ceases to be a Lender under the Credit Agreement for any reason, together with such Lender's or affiliate's successors and assigns, if any, collectively, the "Other Creditors" and, together with the Lender Creditors, the "Secured Creditors");

                  WHEREAS, the Guarantor owns 100% of the outstanding capital stock of the Borrower;

                  WHEREAS, it is a condition precedent to the First Amendment Effective Date that the Guarantor shall have executed and delivered to the Administrative Agent this Guaranty; and

                  WHEREAS, the Guarantor will obtain benefits from the incurrence of Loans to, and the issuance of Letters of Credit for the account of, the Borrower under the Credit Agreement and the entering into by the Borrower and/or one or more of its Subsidiaries of Interest Rate Protection Agreements or Other Hedging Agreements and, accordingly, desires to execute this Guaranty in order to satisfy the condition described in the preceding paragraph;

                  NOW, THEREFORE, in consideration of the foregoing and other benefits accruing to the Guarantor, the receipt and sufficiency of which are hereby acknowledged, the

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Guarantor hereby makes the following representations and warranties to the
Secured Creditors and hereby covenants and agrees with each Secured Creditor as follows:

                  1. The Guarantor irrevocably, absolutely and unconditionally guarantees: (i) to the Lender Creditors the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of (x) the principal of, premium, if any, and interest on the Notes issued by, and the Loans made to, the Borrower under the Credit Agreement, and all reimbursement obligations and Unpaid Drawings with respect to Letters of Credit and (y) all other obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due), liabilities and indebtedness owing by the Borrower to the Lender Creditors under the Credit Agreement and each other Credit Document to which the Borrower is a party (including, without limitation, indemnities, Fees and interest thereon (including, in each case, any interest accruing after the commencement of any bankruptcy, insolvency, receivership or similar proceeding at the rate provided for in the Credit Agreement, whether or not such interest is an allowed claim in any such proceeding), whether now existing or hereafter incurred under, arising out of or in connection with the Credit Agreement and any such other Credit Document and the due performance and compliance by the Borrower with all of the terms, conditions and agreements contained in all such Credit Documents (all such principal, premium, interest, liabilities, indebtedness and obligations being herein collectively called the "Credit Document Obligations"); and (ii) to each Other Creditor the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due), liabilities and indebtedness (including, in each case, any interest accruing after the commencement of any bankruptcy, insolvency, receivership or similar proceeding at the rate provided for in the respective Interest Rate Protection Agreements or Other Hedging Agreements, whether or not such interest is an allowed claim in any such proceeding) owing by the Borrower and/or one or more of its Subsidiaries under any Interest Rate Protection Agreement or Other Hedging Agreement, whether now in existence or hereafter arising, and the due performance and compliance by the Borrower and such Subsidiaries with all of the terms, conditions and agreements contained in each Interest Rate Protection Agreement and Other Hedging Agreement to which it is a party (all such obligations, liabilities and indebtedness being herein collectively called the "Other Obligations" and, together with the Credit Document Obligations, the "Guaranteed Obligations"). As used herein, the term "Guaranteed Party" shall mean the Borrower and each Subsidiary thereof party to any Interest Rate Protection Agreement or Other Hedging Agreement with an Other Creditor. The Guarantor understands, agrees and confirms that the Secured Creditors may enforce this Guaranty up to the full amount of the Guaranteed Obligations against the Guarantor without proceeding against the Borrower, any other Guaranteed Party, any Subsidiary Guarantor, against any security for the Guaranteed Obligations, or under any other guaranty covering all or a portion of the Guaranteed Obligations.

                  2. Additionally, the Guarantor unconditionally, absolutely and irrevocably guarantees the payment of any and all Guaranteed Obligations whether or not due or payable by the Borrower or any other Guaranteed Party upon the occurrence in respect of the Borrower or any such other Guaranteed Party of any of the events specified in Section 10.05 of the Credit Agreement, and unconditionally and irrevocably promises to pay such Guaranteed Obligations to

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the Secured Creditors, or order, on demand. This Guaranty shall constitute a guaranty of payment, and not of collection.

                  3. The liability of the Guarantor hereunder is primary, absolute and unconditional and is exclusive and independent of any security for or other guaranty of the indebtedness of the Borrower or any other Guaranteed Party whether executed by the Guarantor, any Subsidiary Guarantor, any other guarantor or by any other party, and the liability of the Guarantor hereunder shall not be affected or impaired by any circumstance or occurrence whatsoever, including, without limitation: (a) any direction as to application of payment by the Borrower or any other Guaranteed Party or by any other party, (b) any other continuing or other guaranty, undertaking or maximum liability of a guarantor or of any other party as to the Guaranteed Obligations, (c) any payment on or in reduction of any such other guaranty or undertaking, (d) any dissolution, termination or increase, decrease or change in personnel by the Borrower or any other Guaranteed Party, (e) any payment made to any Secured Creditor on the indebtedness which any Secured Creditor repays the Borrower or any other Guaranteed Party pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and the Guarantor waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding, (f) any action or inaction by the Secured Creditors as contemplated in Section 6 hereof or (g) any invalidity, irregularity or unenforceability of all or any part of the Guaranteed Obligations or of any security therefor.

                  4. The obligations of the Guarantor hereunder are independent of the obligations of any Subsidiary Guarantor, any other guarantor, the Borrower or any other Guaranteed Party, and a separate action or actions may be brought and prosecuted against the Guarantor whether or not action is brought against any Subsidiary Guarantor, any other guarantor, the Borrower or any other Guaranteed Party and whether or not any Subsidiary Guarantor, any other guarantor, the Borrower or any other Guaranteed Party be joined in any such action or actions. The Guarantor waives, to the fullest extent permitted by law, the benefits of any statute of limitations affecting its liability hereunder or the enforcement thereof. Any payment by the Borrower or any other Guaranteed Party or other circumstance which operates to toll any statute of limitations as to the Borrower or any other Guaranteed Party shall operate to toll the statute of limitations as to the Guarantor.

                  5. The Guarantor hereby waives notice of acceptance of this Guaranty and notice of any liability to which it may apply, and waives promptness, diligence, presentment, demand of payment, protest, notice of dishonor or nonpayment of any such liabilities, suit or taking of other action by the Administrative Agent or any other Secured Creditor against, and any other notice to, any party liable thereon (including the Guarantor, any Subsidiary Guarantor, any other guarantor, the Borrower or any other Guaranteed Party).

                  6. Any Secured Creditor may at any time and from time to time without the consent of, or notice to, the Guarantor, without incurring responsibility to the Guarantor, without impairing or releasing the obligations of the Guarantor hereunder, upon or without any terms or conditions and in whole or in part:

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                  (a)      change the manner, place or terms of payment of,
and/or change, increase or extend the time of payment of, renew or alter, any of the Guaranteed Obligations (including any increase or decrease in the rate of interest thereon or the principal amount thereof), any security therefor, or any liability incurred directly or indirectly in respect thereof, and the guaranty herein made shall apply to the Guaranteed Obligations as so changed, extended, renewed or altered;

                  (b) take and hold security for the payment of the Guaranteed Obligations and sell, exchange, release, surrender, impair, realize upon or otherwise deal with in any manner and in any order any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, the Guaranteed Obligations or any liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and/or any offset there against;

                  (c) exercise or refrain from exercising any rights against the Borrower, any other Guaranteed Party, any other Credit Party, any Subsidiary thereof or otherwise act or refrain from acting;

                  (d) release or substitute any one or more endorsers, Subsidiary Guarantors, other guarantors, the Borrower, any other Guaranteed Party, or other obligors;

                  (e) settle or compromise any of the Guaranteed Obligations, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of the Borrower or any other Guaranteed Party to creditors of the Borrower or such other Guaranteed Party other than the Secured Creditors;

                  (f) apply any sums by whomsoever paid or howsoever realized to any liability or liabilities of the Borrower or any other Guaranteed Party to the Secured Creditors regardless of what liabilities of the Borrower or such other Guaranteed Party remain unpaid;

                  (g) consent to or waive any breach of, or any act, omission or default under, any of the Interest Rate Protection Agreements or Other Hedging Agreements, the Credit Documents or any of the instruments or agreements referred to therein, or otherwise amend, modify or supplement any of the Interest Rate Protection Agreements or Other Hedging Agreements, the Credit Documents or any of such other instruments or agreements;

                  (h) act or fail to act in any manner referred to in this Guaranty which may deprive the Guarantor of its right to subrogation against the Borrower or any other Guaranteed Party to recover full indemnity for any payments made pursuant to this Guaranty; and/or

                  (i) take any other action which would, under otherwise applicable principles of common law, give rise to a legal or equitable discharge of such Guarantor from its liabilities under this Guaranty.

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                  7.       This Guaranty is a continuing one and all liabilities
to which it applies or may apply under the terms hereof shall be conclusively presumed to have been created in reliance hereon. No failure or delay on the part of any Secured Creditor in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein expressly specified are cumulative and not exclusive of any rights or remedies which any Secured Creditor would otherwise have. No notice to or demand on the Guarantor in any case shall entitle the Guarantor to any other further notice or demand in similar or other circumstances or constitute a waiver of the rights of any Secured Creditor to any other or further action in any circumstances without notice or demand. It is not necessary for any Secured Creditor to inquire into the capacity or powers of the Borrower or any other Guaranteed Party or the officers, directors, partners or agents acting or purporting to act on its or their behalf, and any indebtedness made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

                  8. Any indebtedness of the Borrower or any other Guaranteed Party now or hereafter held by the Guarantor is hereby subordinated to the indebtedness of the Borrower or such other Guaranteed Party to the Secured Creditors, and such indebtedness of the Borrower or such other Guaranteed Party to the Guarantor, if the Administrative Agent or the Collateral Agent, after the occurrence and during the continuance of an Event of Default, so requests, shall be collected, enforced and received by the Guarantor as trustee for the Secured Creditors and be paid over to the Secured Creditors on account of the indebtedness of the Borrower or the other Guaranteed Parties to the Secured Creditors, but without affecting or impairing in any manner the liability of the Guarantor under the other provisions of this Guaranty. Without limiting the generality of the foregoing, the Guarantor hereby agrees with the Secured Creditors that it will not exercise any right of subrogation which it may at any time otherwise have as a result of this Guaranty (whether contractual, under Section 509 of the Bankruptcy Code or otherwise) until all Guaranteed Obligations have been irrevocably paid in full in cash (other than contingent indemnification obligations that are not then due and payable).

                  9. (a) The Guarantor waives any right (except as shall be required by applicable law and cannot be waived) to require the Secured Creditors to: (i) proceed against the Borrower, any other Guaranteed Party, any Subsidiary Guarantor, any other guarantor of the Guaranteed Obligations or any other party; (ii) proceed against or exhaust any security held from the Borrower, any other Guaranteed Party, any Subsidiary Guarantor, any other guarantor of the Guaranteed Obligations or any other party; or (iii) pursue any other remedy in the Secured Creditors' power whatsoever. The Guarantor waives any defense based on or arising out of any defense of the Borrower, any Guaranteed Party, any Subsidiary Guarantor, any other guarantor of the Guaranteed Obligations or any other party other than payment in full in cash of the Guaranteed Obligations in accordance with the terms thereof, including, without limitation, any defense based on or arising out of the disability of the Borrower, any other Guaranteed Party, any Subsidiary Guarantor, any other guarantor of the Guaranteed Obligations or any other party, or the unenforceability of the Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower or any other Guaranteed Party other than payment in full of the Guaranteed Obligations in cash. The Secured Creditors may, at their election, foreclose on any security held by the Administrative Agent, the Collateral Agent or the other Secured Creditors by one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable, or exercise any other right or remedy the Secured Creditors may have against the Borrower, any other Guaranteed Party or any other party, or any security, without affecting or impairing in any way the liability of the Guarantor hereunder except to the extent the Guaranteed Obligations have been paid in full in cash in accordance with the terms thereof. The Guarantor waives any defense arising out of any such election by the Secured Creditors, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of the Guarantor against the Borrower, any other Guaranteed Party or any other party or any security.

                  (b) The Guarantor waives all presentments, demands for performance, protests and notices, including, without limitation, notices of nonperformance, notices of protest, notices of dishonor, notices of acceptance of this Guaranty, and notices of the existence, creation or incurring of new or additional indebtedness. The Guarantor assumes all responsibility for being and keeping itself informed of the Borrower's and each other Guaranteed Party's financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks which the Guarantor assumes and incurs hereunder, and agrees that the Secured Creditors shall have no duty to advise the Guarantor of information known to them regarding such circumstances or risks.

                  10. The Secured Creditors agree that this Guaranty may be enforced only by the action of the Administrative Agent or the Collateral Agent, in each case acting upon the instructions of the Required Lenders (or, after the date on which all Credit Document Obligations have been paid in full, the holders of at least a majority of the outstanding Other Obligations) and that no other Secured Creditors shall have any right individually to seek to enforce or to enforce this Guaranty or to realize upon the security to be granted by the Security Documents, it being understood and agreed that such rights and remedies may be exercised by the Administrative Agent or the Collateral Agent or, after all the Credit Document Obligations have been paid in full (other than contingent indemnification obligations that are not then due and payable), by the holders of at least a majority of the outstanding Other Obligations, as the case may be, for the benefit of the Secured Creditors upon the terms of this Guaranty and the Security Documents. The Secured Creditors further agree that this Guaranty may not be enforced against any director, officer, employee, partner, member or stockholder of the Guarantor.

                  11. In order to induce the Lenders to make Loans to, and issue Letters of Credit for the account of, the Borrower pursuant to the Credit Agreement, and in order to induce the Other Creditors to execute, deliver and perform the Interest Rate Protection Agreements and Other Hedging Agreements, the Guarantor represents, warrants and covenants that:

                  (a) the Guarantor (i) is a duly organized and validly existing corporation in good standing under the laws of the jurisdiction of its organization, (ii) has the corporate power and authority to own its property and assets and to transact the business in which it is engaged and presently proposes to engage and (iii) is duly qualified and is authorized to do business and is in good standing in each jurisdiction where the conduct of its business requires such qualification except for failures to be so qualified which, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect (as defined below);

                  (b) the Guarantor has the corporate power and authority to execute, deliver and perform the terms and provisions of this Guaranty and each other Credit Document to which it is a party and has taken all necessary corporate action to authorize the execution, delivery and performance by it of this Guaranty and each such other Credit Document. The Guarantor has duly executed and delivered this Guaranty and each other Credit Document to which it is a party, and this Guaranty and each such other Credit Document constitutes the legal, valid and binding obligation of the Guarantor enforceable in accordance with its terms, except to the extent that the enforceability hereof or thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law);

                  (c) neither the execution, delivery or performance by the Guarantor of this Guaranty or any other Credit Document to which it is a party, nor compliance by it with the terms and provisions hereof and thereof, will (i) contravene any provision of any applicable law, statute, rule or regulation or any applicable order, writ, injunction or decree of any court or governmental instrumentality, (ii) conflict with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (except pursuant to the Security Documents) upon any of the property or assets of the Guarantor or any of its Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, credit agreement, or any other material agreement, contract or instrument to which the Guarantor or any of its Subsidiaries is a party or by which it or any of its property or assets is bound or to which it may be subject or (iii) violate any provision of the certificate or articles of incorporation or by-laws of the Guarantor;

                  (d) no order, consent, approval, license, authorization or validation of, or filing, recording or registration with (except as have been obtained or made), or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required for, (i) the execution, delivery and performance of this Guaranty by the Guarantor or any other Credit Document to which the Guarantor is a party or (ii) the legality, validity, binding effect or enforceability of this Guaranty or any other Credit Document to which the Guarantor is a party;

                  (e) there are no actions, suits or proceedings pending or, to the Guarantor's knowledge, threatened (i) with respect to this Guaranty or any other Credit Document to which the Guarantor is a party or (ii) with respect to the Guarantor or any of its Subsidiaries that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect; and

                  (f) no event has occurred and is continuing that is a Holdco Default (as hereafter defined) or Holdco Event of Default (as hereafter defined).

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As used in this Guaranty, the term "Material Adverse Effect" shall mean (i) a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole or the Guarantor and its Subsidiaries taken as a whole or (ii) a material adverse effect (x) on the rights or remedies of the Lenders or the Administrative Agent hereunder or under any other Credit Document or (y) on the ability of the Credit Parties taken as a whole or the Guarantor to perform their obligations to the Lenders or Administrative Agent hereunder or under any other Credit Document.

                  12. The Guarantor covenants and agrees that on and after the date hereof and until the termination of the Total Revolving Loan Commitment and all Interest Rate Protection Agreements and Other Hedging Agreements and until such time as no Note or Letter of Credit remains outstanding and all Guaranteed Obligations have been paid in full (other than contingent indemnification obligations that are not then due and payable):

                  (a) Information Covenants. The Guarantor will furnish to each Lender:

                  (i) Management Letters. Promptly after the Guarantor's receipt thereof, a copy of any "management letter" received from its certified public accountants and management's response thereto.

                  (ii) Officer's Certificates. At the time of the delivery of the financial statements provided for in Sections 8.01(b) and (c) of the Credit Agreement, a compliance certificate from an Authorized Financial Officer of the Guarantor certifying on behalf of the Guarantor that, to such officer's knowledge after due inquiry, no Holdco Default or Holdco Event of Default has occurred and is continuing or, if any Holdco Default or Holdco Event of Default has occurred and is continuing, specifying the nature and extent thereof, which certificate shall certify that there have been no changes to Annexes C through F, and Annexes I through K, in each case of the Holdco Security Agreement and Annexes A through F of the Holdco Pledge Agreement, in each case since the date hereof or, if later, since the date of the most recent certificate delivered pursuant to this Section 12(a)(ii), or if there have been any such changes, a list in reasonable detail of such changes (but, in each case, only to the extent that such changes are required to be reported to the Collateral Agent pursuant to the terms of such Security Documents).

                  (iii) Notice of Default, Litigation and Material Adverse Effect. Promptly, and in any event within three Business Days after any officer of the Guarantor obtains knowledge thereof, notice of (x) the occurrence of any event which constitutes a Default or an Event of Default, (y) any litigation or governmental investigation (including, without limitation, by the New York Insurance Department) or proceeding pending against the Guarantor or any of its Subsidiaries (1) which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect or (2) with respect to any Credit Document, or (z) any other event, change or circumstance that has had, or could reasonably be expected to have, a Material Adverse Effect.

                  (iv) Other Reports and Filings. Promptly after the filing or delivery thereof, copies of all financial information, proxy materials and reports, if any, which the

         Guarantor shall publicly file with the SEC or deliver to holders (or any trustee, agent or other representative therefor) of its material Indebtedness (including the Holdco Notes and the Senior Notes) pursuant to the terms of the documentation governing such Indebtedness.

                  (v) Other Information. From time to time, such other information or documents (financial or otherwise) with respect to the Guarantor or any of its Subsidiaries as the Administrative Agent or any Lender may reasonably request.

                  (b) Books, Records and Inspections. The Guarantor will keep proper books of record and accounts in which full, true and correct entries in conformity with (and to the extent required by) generally accepted accounting principles and all applicable requirements of law shall be made in relation to its business and activities. The Guarantor will permit, upon reasonable notice to the Guarantor, officers and designated representatives of the Administrative Agent or the Required Lenders to visit and inspect, under guidance of officers of the Guarantor, any of the properties of the Guarantor, and to examine the books of account of the Guarantor and discuss the affairs, finances and accounts of the Guarantor with, and be advised as to the same by, its officers and independent accountants, all upon reasonable prior notice and at such reasonable times and intervals and to such reasonable extent as the Administrative Agent or the Required Lenders may reasonably request.

                  (c) Maintenance of Property; Insurance. (i) The Guarantor will (x) maintain (or cause to be maintained by the Borrower) with financially sound and reputable third party insurance companies insurance on all of its material tangible property (to the extent that the Guarantor owns any such material tangible property) and against all such risks as is consistent and in accordance with industry practice for companies similarly situated owning similar properties and engaged in similar businesses as the Guarantor, and (y) furnish to the Administrative Agent, upon its written request therefor, full information as to the insurance carried.

                  (ii) The Guarantor will at all times keep its property insured in favor of the Collateral Agent as loss payee (to the extent that the Guarantor is otherwise required to maintain such property insurance under this Section 12(c)), and all policies or certificates (or certified copies thereof) with respect to such insurance (and any other insurance maintained by the Guarantor) (w) shall be endorsed to the Collateral Agent's satisfaction for the benefit of the Collateral Agent (including, without limitation, by naming the Collateral Agent as loss payee and/or additional insured, as applicable), (x) shall state that such insurance policies shall not be canceled without at least 30 days' prior written notice thereof by the respective insurer to the Collateral Agent, (y) shall provide that the respective insurers irrevocably waive any and all rights of subrogation with respect to the Collateral Agent and the other Secured Creditors, and (z) shall be deposited with the Collateral Agent.

                  (iii) If the Guarantor shall fail to maintain insurance in accordance with this Section 12(c) or if the Guarantor shall fail to so endorse and deposit all policies or certificates with respect thereto, the Administrative Agent shall have the right (but shall be under no obligation) to procure such insurance and the Guarantor agrees to reimburse the Administrative Agent for all reasonable costs and expenses of procuring such insurance.

                  (d) Existence; Franchises. The Guarantor will do or cause to be done, all things necessary to preserve and keep in full force and effect its existence and its material rights, franchises, licenses, permits, copyrights, trademarks and patents; provided, however, that nothing in this
Section 12(d) shall prevent the withdrawal by the Guarantor of its qualification as a foreign corporation in any jurisdiction if such withdrawal could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  (e) Compliance with Statutes, etc. The Guarantor will comply with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property, except such noncompliances as could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  (f) Performance of Obligations. The Guarantor will perform all of its obligations under the terms of each mortgage, indenture, security agreement, loan agreement or credit agreement and each other agreement, contract or instrument by which it is bound, except such non-performances as could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  (g) Payment of Taxes. The Guarantor will pay and discharge all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or upon any properties belonging to it, in each case on a timely basis, and all lawful claims which, if unpaid, might become a Lien or charge upon any properties of the Borrower or any of its Subsidiaries (other than a Lien of the type that otherwise would be permitted under Section 9.01(i) of the Credit Agreement); provided that the Guarantor shall not be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by proper proceedings if it has maintained adequate reserves with respect thereto in accordance with generally accepted accounting principles.

                  (h) Ownership of the Borrower. The Guarantor will at all times own 100% of the outstanding capital stock and other equity interests of the Borrower free and clear of all Liens (other than Liens created under the Holdco Pledge Agreement), and will not sell or otherwise dispose of any such capital stock or other equity interests.

                  (i) Maintenance of Corporate Separateness. The Guarantor will, and will cause each of its Subsidiaries to, satisfy in all material respects customary corporate formalities, including the holding of regular board of directors' and shareholders' meetings or action by directors or shareholders without a meeting and the maintenance of corporate offices and records. Neither the Guarantor nor any of its Subsidiaries shall take any action, or conduct its affairs in a manner, which is likely to result in the corporate existence of the Guarantor or any of its Subsidiaries being ignored, or in the assets and liabilities of the Guarantor or any of its

Subsidiaries being substantively consolidated with those of the Guarantor in a bankruptcy, reorganization or other insolvency proceeding.

                  (j) Limitation on Issuance of Capital Stock. The Guarantor will not issue (i) any preferred stock or other preferred equity interests other than Qualified Preferred Stock of the Guarantor or (ii) any redeemable common stock or other redeemable common equity interests other than common stock or other redeemable common equity interests that is redeemable at the sole option of the Guarantor.

                  (k) Business, etc. The Guarantor will not engage in any business, enter into any transaction of merger or consolidation, create or acquire after the date hereof any direct Subsidiaries or own any significant assets or have any material liabilities other than (i) its ownership of (x) the capital stock of the Borrower and (y) obligations of one or more officers, directors or employees of the Guarantor or any of its Subsidiaries in connection with such officers', directors' or employees' acquisition of shares of capital stock of the Guarantor so long as no cash is paid by the Guarantor or any of its Subsidiaries to such officers, directors or employees in connection with the acquisition of any such obligations (together with any investment income thereon) and (ii) those liabilities which it is responsible for under this Guaranty, the other Holdco Credit Documents to which it is a party, the Holdco Note Documents in an aggregate principal amount at maturity not to exceed $213,000,000 (resulting in $124,807,350 of gross cash proceeds at the time of issuance of the Holdco Notes (in each case as reduced by any repayments of principal thereof made after the date hereof)) and any guaranty of the Borrower's obligations under the Senior Notes in an aggregate principal amount not to exceed $255,000,000, provided that the Guarantor may engage in those activities that are incidental to (x) the maintenance of its existence in compliance with applicable law and (y) legal, tax and accounting matters in connection with any of the foregoing activities.

                  (l) Limitations on Payments of Holdco Notes; Modifications of Holdco Note Documents, Certificate of Incorporation, By-Laws and Certain Other Agreements, etc. The Guarantor will not:

                  (i) make (or give any notice in respect of), or permit any of its Subsidiaries to make (or give any notice in respect of), any voluntary or optional payment or prepayment on or redemption, repurchase or acquisition for value of, or any prepayment or redemption as a result of any asset sale, change of control or similar event of (including, in each case without limitation, by way of depositing with the trustee with respect thereto money or securities before due for the purpose of paying when due), any Holdco Notes;

                  (ii) amend or modify, or permit the amendment or modification of any provision of, any Holdco Note Document other than any amendments or modifications which could not reasonably be expected to be adverse to the interests of the Lenders in any material respect and which do not require the payment of any fees to the holders of the Holdco Notes in connection therewith, provided that the prior written consent of the Administrative Agent is obtained in connection with any such amendment or modification;

                  (iii) amend, modify or change its certificate or articles of incorporation (including, without limitation, by the filing or modification of any certificate or articles of designation) or by-laws, or any agreement entered into by it with respect to its capital stock or other equity interests (including the Stockholders' Agreement), or enter into any new agreement with respect to its capital stock or other equity interests, unless such amendment, modification, change or other action contemplated by this clause (iii) could not reasonably be expected to be adverse to the interests of the Lenders in any material respect; or

                  (iv) amend or modify (or permit the amendment or modification of) any provision of the Holdco Tax Sharing Agreement or enter into any additional tax sharing agreement, tax allocation agreement or similar agreement.

                  (m) End of Fiscal Year; Fiscal Quarters. The Guarantor will cause (i) its fiscal year to end on December 31 of each year and (ii) each of its fiscal quarters to end on March 31, June 30, September 30 and December 31 of each fiscal year.

                  (n) Contributions. The Guarantor will contribute as a common equity contribution to the capital of the Borrower upon the Guarantor's receipt thereof, any cash proceeds received by the Guarantor from any asset sale, any incurrence of Indebtedness (other than from the issuance of the Holdco Notes on the First Amendment Effective Date), any Recovery Event, any issuance or sale of its equity, any cash capital contributions or any tax refunds (other than any tax refunds that are repaid to the Borrower pursuant to the Holdco Tax Sharing Agreement).

                  13. The existence or the occurrence of one or more of the following events whatever the reason therefor and under any circumstances whatsoever shall constitute a "Holdco Event of Default" under this Guaranty and the Credit Agreement:

                  (a) Representations, etc. Any representation, warranty or statement made or deemed made by the Guarantor herein or in any other Holdco Credit Document or in any certificate delivered to the Administrative Agent or any Lender pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made; or

                  (b) Covenants. The Guarantor shall (i) default in the due performance or observance by it of any term, covenant or agreement contained in
Section 12(a)(v)(x) hereof, Section 12(h) hereof, Section 12(j) hereof, Section 12(k) hereof, Section 12(l) hereof, Section 12(m) hereof or Section 12(n) hereof or (ii) default in the due performance or observance by it of any other term, covenant or agreement contained in this Guaranty (other than those set forth in Section 13(a) hereof) and such default shall continue unremedied for a period of 30 days after written notice thereof to the Guarantor by the Administrative Agent or the Required Lenders; or

                  (c) Default Under Other Agreements. (i) The Guarantor shall (x) default in any payment of any Indebtedness (other than the Guaranteed Obligations) beyond the period of grace, if any, provided in an instrument or agreement under which such Indebtedness was created or (y) default in the observance or performance of any agreement or condition relating to any Indebtedness (other than the Guaranteed Obligations) or contained in any instrument or agree-ment evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause (determined without regard to whether any notice is required), any such Indebtedness to become due prior to its stated maturity, or (ii) any Indebtedness (other than the Guaranteed Obligations) of the Guarantor shall be declared to be (or shall become) due and payable, or required to be prepaid other than by a regularly scheduled required prepayment, prior to the stated maturity thereof, provided that it shall not be a Holdco Default or a Holdco Event of Default under this Section 13(c) unless
(A) the principal amount of any one issue of such Indebtedness is at least $2,500,000 or (B) the aggregate principal amount of all Indebtedness as described in preceding clauses (i) and (ii) is at least $5,000,000; or

                  (d) Bankruptcy, etc. The Guarantor shall commence a voluntary case concerning itself under the Bankruptcy Code; or an involuntary case is commenced against the Guarantor and the petition is not controverted within 10 days, or is not dismissed within 60 days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of the Guarantor, or the Guarantor commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Guarantor, or there is commenced against the Guarantor any such proceeding which remains undismissed for a period of 60 days, or the Guarantor is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Guarantor suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 days; or the Guarantor makes a general assignment for the benefit of creditors; or any corporate action is taken by the Guarantor for the purpose of effecting any of the foregoing; or

                  (e) Judgments. One or more judgments or decrees shall be entered against the Guarantor involving in the aggregate for the Guarantor a liability (to the extent not paid or fully covered by a reputable and solvent third party insurance company) and such judgments and decrees either shall be final and non-appealable or shall not be vacated, discharged or stayed or bonded pending appeal for any period of 60 consecutive days, and (I) any one such judgment or decree equals or exceeds $2,500,000 or (II) the aggregate amount of all such judgments or decrees equals or exceeds $5,000,000.

As used in this Guaranty, the term "Holdco Default" shall mean any event, act or condition which with notice or lapse of time, or both, would constitute a Holdco Event of Default.

                  14. The Guarantor hereby agrees to pay all reasonable out-of-pocket costs and expenses of each Secured Creditor in connection with the enforcement of this Guaranty and of the Administrative Agent in connection with any amendment, waiver or consent relating hereto (including, in each case, without limitation, the reasonable fees and disbursements of counsel employed by each Secured Creditor).

                  15. This Guaranty shall be binding upon the Guarantor and its successors and assigns and shall inure to the benefit of the Secured Creditors and their successors and assigns; provided, however, the Guarantor may not assign or transfer any of its rights or obligations under this Guaranty without the prior written consent of the Required Lenders or, after the date on which all Credit Document Obligations have been paid in full, the holders of at least a majority of the outstanding Other Obligations (if any).

                  16. Neither this Guaranty nor any provision hereof may be changed, waived, discharged or terminated except with the written consent of the Guarantor and with the written consent of either (x) the Required Lenders (or, to the extent required by Section 13.12 of the Credit Agreement, with the written consent of each Lender) at all times prior to the time on which all Credit Document Obligations have been paid in full (other than contingent indemnification obligations that are not then due and payable) or (y) the holders of at least a majority of the outstanding Other Obligations at all times after the time on which all Credit Document Obligations have been paid in full (other than contingent indemnification obligations that are not then due and payable); provided, that any change, waiver, modification or variance affecting the rights and benefits of a single Class (as defined below) of Secured Creditors (and not all Secured Creditors in a like or similar manner) shall also require the written consent of the Requisite Creditors (as defined below) of such Class of Secured Creditors. For the purpose of this Guaranty, the term "Class" shall mean each class of Secured Creditors, i.e., whether (x) the Lender Creditors as holders of the Credit Document Obligations or (y) the Other Creditors as the holders of the Other Obligations. For the purpose of this Guaranty, the term "Requisite Creditors" of any Class shall mean (x) with respect to the Credit Document Obligations, the Required Lenders (or, to the extent required by Section 13.12 of the Credit Agreement, each Lender) and (y) with respect to the Other Obligations, the holders of at least a majority of all obligations outstanding from time to time under the Interest Rate Protection Agreements and Other Hedging Agreements.

                  17. The Guarantor acknowledges that an executed (or conformed) copy of each of the Credit Documents and Interest Rate Protection Agreements or Other Hedging Agreements has been made available to a senior officer of the Guarantor and such officer is familiar with the contents thereof.

                  18. In addition to any rights now or hereafter granted under applicable law (including, without limitation, Section 151 of the New York Debtor and Secured Creditor Law) and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Event of Default (such term to mean and include any "Event of Default" (or similar term) as defined in the Credit Agreement or in any Interest Rate Protection Agreement or Other Hedging Agreement entered into with any Other Creditor and shall in any event include, without limitation, any payment default under any of the Obligations continuing after any applicable grace period), each Secured Creditor is hereby authorized, at any time or from time to time, without notice to the Guarantor or to any other Person, any such notice being expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other indebtedness at any time held or owing by such Secured Creditor (including, without limitation, by branches and agencies of such Secured Creditor wherever located) to or for the credit or the account of the Guarantor, against and on account of the obligations and liabilities of the Guarantor to such Secured Creditor under this Guaranty, irrespective of whether or not such Secured Creditor shall have made any demand hereunder and although said obligations, liabilities, deposits or claims, or any of them, shall be contingent or unmatured.

                  19. All notices, requests, demands or other communications pursuant hereto shall be sent or delivered by mail, telegraph, telex, telecopy, cable or courier service and all such notices and communications shall, when mailed, telegraphed, telexed, telecopied, or cabled or sent by overnight courier, be effective when deposited in the mails, delivered to the telegraph company, cable company or overnight courier, as the case may be, or sent by telex or telecopier, except that notices and communications to the Administrative Agent or the Guarantor shall not be effective until received by the Administrative Agent or the Guarantor, as the case may be. All notices and other communications shall be in writing and addressed to such party at (i) in the case of any Lender Creditor, as provided in the Credit Agreement, (ii) in the case of the Guarantor, at its address set forth opposite its signature below, and (iii) in the case of any Other Creditor, at such address as such Other Creditor shall have specified in writing to the Guarantor; or in any case at such other address as any of the Persons listed above may hereafter notify the others in writing.

                  20. If claim is ever made upon any Secured Creditor for repayment or recovery of any amount or amounts received in payment or on account of any of the Guaranteed Obligations and any of the aforesaid payees repays all or part of said amount by reason of (i) any judgment, decree or order of any court or administrative body having jurisdiction over such payee or any of its property or (ii) any settlement or compromise of any such claim effected by such payee with any such claimant (including the Borrower or any other Guaranteed Party) then and in such event the Guarantor agrees that any such judgment, decree, order, settlement or compromise shall be binding upon the Guarantor, notwithstanding any revocation hereof or other instrument evidencing any liability of the Borrower or any other Guaranteed Party, and the Guarantor shall be and remain liable to the aforesaid payees hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by any such payee.

                  21. (a) THIS GUARANTY AND THE RIGHTS AND OBLIGATIONS OF THE SECURED CREDITORS AND OF THE UNDERSIGNED HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK. Any legal action or proceeding with respect to this Guaranty or any other Credit Document to which the Guarantor is a party may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York in each case which are located in the County of New York, and, by execution and delivery of this Guaranty, the Guarantor hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. The Guarantor hereby further irrevocably waives any claim that any such court lacks personal jurisdiction over the Guarantor, and agrees not to plead or claim in any legal action or proceeding with respect to this Guaranty or any other Credit Document to which the Guarantor is a party brought in any of the aforesaid courts that any such court lacks personal jurisdiction over the Guarantor. The Guarantor further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the Guarantor at its address set forth opposite its signature below, such service to become effective 30 days after such mailing. The Guarantor hereby irrevocably waives any objection to such service of process and further irrevocably waives and agrees not to plead or claim in any action or proceeding commenced hereunder or under any other Credit Document to which the Guarantor is a party that such service of process was in any way invalid or ineffective. Nothing herein shall affect the right of any of the Secured Creditors to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Guarantor in any other jurisdiction.

                  (b) The Guarantor hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Guaranty or any other Credit Document to which the Guarantor is a party brought in the courts referred to in clause (a) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that such action or proceeding brought in any such court has been brought in an inconvenient forum.

                  (c) THE GUARANTOR AND EACH SECURED CREDITOR (BY ITS ACCEPTANCE OF THE BENEFITS OF THIS GUARANTY) HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS GUARANTY, THE OTHER CREDIT DOCUMENTS TO WHICH THE GUARANTOR IS A PARTY OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

                  22. This Guaranty may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Guarantor and the Administrative Agent.

                  23. All payments made by the Guarantor hereunder will be made without setoff, counterclaim or other defense and on the same basis as payments are made by the Borrower under Sections 4.03 and 4.04 of the Credit Agreement.

                                      * * *

                  IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be executed and delivered as of the date first above written.

Address:                                         TOWN SPORTS INTERNATIONAL
888 Seventh Avenue, 25th Floor                   HOLDINGS, INC.,
New York, NY 10106                                 as the Guarantor
Attention: Richard Pyle
Tel. No.: (212) 246-6700                         By: /s/ Richard Pyle
Fax No.: (212) 664-8906                          __________________________
                                                 Name:  Richard Pyle
                                                 Title: Chief Financial Officer

Accepted and Agreed to:

DEUTSCHE BANK TRUST COMPANY AMERICAS,
as Administrative Agent

By: /s/ Diane F. Rolfe
    ______________________________
    Name:  Diane F. Rolfe
    Title: Vice President